EXHIBIT 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of November 10, 2026 (the “Amendment Effective Date”), by and between Atossa Therapeutics, Inc. (the “Company”) and Mark Daniel (“Executive”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to them in the Agreement (as defined below).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, entered into effective as of October 14, 2025 (the “Agreement”);

WHEREAS, Section 10(c) of the Agreement provides that the Agreement may not be altered, modified or amended except by a written instrument signed by the parties thereto; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.
Amendment to Section 7(c)(ii)(B). Section 7(c)(ii)(B) of the Agreement is hereby amended and restated in its entirety to read as follows:

(B) subject to Executive’s execution and non-revocation of a release of claims in the form provided by the Company and within the time period specified therein and Executive’s continued compliance with the provisions of the DCNN Agreement:

(1) payment of an amount equal to 100% of the Executive’s annual Base Salary at the time of termination, which shall be payable to Executive in equal installments in accordance with the Company’s normal payroll practices, for twelve months following the date that the release of claims becomes effective and irrevocable (provided, however, that if the period during which the release could become effective and irrevocable spans two calendar years, payments of such installments shall not commence until the first normal payroll date in the second calendar year); and

(2) subject to Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and subject to Executive’s copayment of premium amounts at the active employees’ rate, the Company shall pay the remainder of the premiums for Executive’s participation in the Company’s group health plans pursuant to COBRA for a period ending on the earlier of (i) the 12-month anniversary of the date of termination; (ii) Executive becoming eligible for other group health benefits, or (iii) the expiration of Executive’s rights under COBRA; provided, however, that in the event that the benefits provided herein would subject the Company or any of its affiliates to any tax or penalty under the Patient Protection and Affordable Care Act or Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”),

Executive and the Company agree to work together in good faith to restructure the foregoing benefit.

2.
No Other Amendments; Ratification. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. On and after the Amendment Effective Date, each reference in the Agreement to “this Agreement,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

3.
Section 409A. The payments and benefits provided under the Agreement, as amended by this Amendment, are intended to be exempt from, or to comply with, Section 409A of the Code and shall be interpreted and administered accordingly, in each case in accordance with Section 10(h) of the Agreement.

4.
Miscellaneous. Sections 10(a) (Arbitration), 10(b) (Governing Law; Consent to Personal Jurisdiction), 10(d) (No Waiver), 10(e) (Severability), 10(f) (Assignment), 10(p) (Withholding Taxes) and 10(q) (Counterparts) of the Agreement are incorporated herein by reference and shall apply to this Amendment as if set forth herein in full.

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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Employment Agreement as of the Amendment Effective Date.

ATOSSA THERAPEUTICS, INC.

By:/s/ Steven Quay

Title:CEO and President

EXECUTIVE

/s/ Mark Daniel

Mark Daniel